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                                                                EXHIBIT 10.63(c)


                               SECOND AMENDMENT TO
                   ENRON OIL & GAS COMPANY 1996 DEFERRAL PLAN

         WHEREAS, Enron Oil & Gas Company (the "Company") has heretofore adopted the Enron Oil & Gas Company 1996 Deferral Plan (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended;

         NOW, THEREFORE, effective January 1, 1999, the Plan is amended as follows:

         Section 3.7 is added to Article III:

               "3.7 Company Deferral Contributions. As of any date selected by the Company, the Company may make Company Deferrals on a Member's behalf in such amount, if any, as the Company shall determine in its sole discretion, and to any investment account under the Plan. Such Company Deferrals may be made on behalf of some Participants to the exclusion of others, and may vary among individual Participants in amount and/or with respect to the investment account in which they may be credited."


         Section 6.1 under Article VI of the Plan is deleted and the following is inserted in its place:

               "6.1 Participant Elections. Participants may elect a lump sum payout or periodic annual payouts from two years to 15 years following the event of retirement, disability, death or termination (except for cause). Additionally, a Participant may elect to receive a distribution, with respect to all or a part of his Deferrals for a Plan Year, to commence prior to such an event of retirement, disability, death or termination, any time following the third anniversary of such election. The period of benefit payments must be chosen at the time that the election to defer compensation is made (an "Initial Payout Election"). A lump sum payment may be elected for 1996 deferrals or for any subsequent year of Plan participation."

         AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Dated effective as of December 8, 1998.


ATTEST:                                    ENRON OIL & GAS COMPANY

By: /s/ Angus H. Davis                     By: /s/ Patricia L. Edwards
    ------------------------------             ---------------------------
    Angus H. Davis                             Patricia L. Edwards
    Vice President, Communications             Vice President, Human Resources
      and Corporate Secretary                    & Administration